UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

HEALTHIER CHOICES MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3800 N. 28th Way, #1
Hollywood, Florida 33020
(Address of Principal Executive Office) (Zip Code)

(888) 766-5351
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2021, Healthier Choices Management Corp. (the “Company”) entered into a Dealer-Manager Agreement (the “Dealer-Manager Agreement”) with Maxim Group LLC (“Maxim”) providing for the appointment, on the terms and subject to the conditions set forth in the Dealer-Manager Agreement, of Maxim as dealer-manager for the Company’s rights offering, consisting of a distribution by the Company to holders of record of its common stock and to holders of its Series D Convertible Preferred Stock, at no cost, non-transferrable subscription rights to subscribe for up to an aggregate of $100,000,000 in shares of its common stock.

Under the terms and subject to the conditions contained in the Dealer-Manager Agreement, Maxim will provide marketing assistance and financial advice (including determining the Subscription Price and the structure of the rights offering).  Maxim is not underwriting or placing any of the subscription rights or shares of common stock being issued in the rights offering, and does not make any recommendation with respect to such subscription rights (including with respect to the exercise or expiration of such subscription rights) or shares of common stock.

In connection with the rights offering, the Company has agreed to pay to Maxim a cash fee equal 6.5% of the gross proceeds received from the rights offering.  Additionally, the Company agreed to reimburse Maxim for its reasonable fees and expenses up to $65,000, including $15,000 that the Company advanced to Maxim (the “Advance”) for such expenses.  Any portion of the Advance not used for Maxim’s actual out-of-pocket expenses shall be promptly reimbursed to the Company.

For a period of twelve months from the commencement of the rights offering, the Company will grant Maxim the right of first refusal to act as a lead placement agent or underwriter for any and all future public and private equity, equity-linked, debt offerings, or other capital raising activity.  Upon the successful completion of the rights offering for gross proceeds of at least $20,000,000, such period will be increased to eighteen months.

Maxim will not be subject to any liability to the Company in rendering the services contemplated by the Dealer-Manager Agreement except for any act of bad faith or gross negligence by Maxim. The Company also agreed to indemnify Maxim and its respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended.  Maxim’s participation in the rights offering is subject to customary conditions contained in the Dealer-Manager Agreement.  Maxim and its affiliates may provide to the Company from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

The representations, warranties and covenants contained in the Dealer-Manager Agreement were made solely for the benefit of the parties to the Dealer-Manager Agreement. In addition, such representations, warranties and covenants (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Dealer-Manager Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Dealer-Manager Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Dealer-Manager Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Dealer-Manager Agreement was previously filed as Exhibit 1.1 to Amendment No. 2 to the Company’s registration statement on Form S-1 (File No. 333-255356) filed on May 18, 2021.  The foregoing summary of the terms of the Dealer-Manager Agreement is subject to, and qualified in its entirety by, such document attached hereto, which is incorporated herein by reference.

The registration statement on Form S-1, as amended, relating to the securities being offered and sold in connection with the rights offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on May 19, 2021. The prospectus relating to and describing the terms of the rights offering has been filed with the SEC as a part of the registration statement and is available on the SEC’s web site at http://www.sec.gov.  This report does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01	Other Events

The Company issued a press release on May 19, 2021 announcing the commencement of the rights offering, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

 (d) Exhibits.

Exhibit
Number	Description
1.1
Dealer-Manager Agreement dated May 19, 2021, between Healthier Choices Management Corp. and Maxim Group LLC (incorporated by reference from Exhibit 1.1 to the Company’s on Form S-1/A filed on May 18, 2021 (File No. 333-255356))

99.1	Press release of Healthier Choices Management Corp. dated May 19, 2021 announcing the common stock rights offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHIER CHOICES MANAGEMENT CORP.

Date: May 19, 2021	By:	/s/ Jeffrey Holman
Jeffrey Holman, Chief Executive Officer

2